AGREEMENT OF AMENDMENT No. 3
Dated as of August 18, 2011
     Reference is made to that certain Revolving Credit and Security Agreement dated as of August 24, 2009 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Van Kampen Senior Loan Fund (the “Borrower”), CIESCO, LLC (the “Conduit Lender”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (in such capacity, and as successor by assignment to Citicorp North America, Inc., together with its successors and assigns, the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.
     The parties hereto agree that, effective as of the date hereof, the definition of “Approved Pricing Service” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “Reuters” set forth therein in its entirety with the words “Thomson Reuters Pricing Service”.
     The parties hereto agree that, effective as of the date hereof, the definition of “Borrowing Base Excess Amount” set forth in Section 1.01 of the Credit Agreement shall be amended by (a) deleting the word “and” set forth at the end of clause (ix) therein, (b) adding the word “and” at the end of clause (x) therein, (c) replacing clauses (i) and (viii) set forth therein in their entirety with clauses (i) and (viii) set forth below, as applicable, and (d) adding clause (xi) set forth below in its entirety at the end thereof:
“(1) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and Eligible Government Securities) issued or Guaranteed by any Person (together with all Affiliates of such Person), other than the five (5) Persons that have issued or Guaranteed the highest amounts of the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and Eligible Government Securities)(collectively, the “Largest Issuers”), exceeds three percent (3%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(viii)the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral which is not rated by S&P nor Moody’s exceeds twenty percent (20%) of the aggregate Adjusted Asset Value of all Eligible Collateral;

(xi) the amount by which the aggregate Adjusted Asset Value of all Eligible Collateral (other than Cash and Eligible Government Securities) issued or Guaranteed by any Largest Issuer (together with all Affiliates of such Largest Issuer) exceeds five percent (5%) of the aggregate Adjusted Asset Value of all Eligible Collateral.”
Agreement of Amendment No. 3
Invesco Van Kampen Senior Loan Fund

     The parties hereto agree that, effective as of the date hereof, the definition of “Distressed Loan Asset” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the words “forty-five (45) consecutive days” set forth in the proviso of clause (ii) therein in their entirety with the words “thirty (30) consecutive days”.
     The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “August 18, 2011” set forth therein with the date “August 16, 2012”.
     The parties hereto agree that, effective as of the date hereof, Section 9.02 of the Credit Agreement shall be amended by replacing the information set forth therein under each of the headings “If to the Conduit Lender”, “If to the Program Agent”, “If to Citibank” and “If to the Direct Lender” with the information set forth under such headings set forth in Exhibit A hereto.
     The parties hereto agree that, effective as of the date hereof, Section 9.06(a) of the Credit Agreement shall be amended by adding the following proviso in its entirety at the end of the first sentence set forth therein:
“; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Program Agent within five (5) Business Days after having received notice thereof”
     The parties hereto agree that, effective as of the date hereof, Section 9.06(b) of the Credit Agreement shall be amended by adding the following proviso in its entirety at the end of the first sentence set forth therein:
“; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Program Agent and such Secondary Lender within five (5) Business Days after having received notice thereof”
     The parties hereto agree that, effective as of the date hereof, Section 9.06(c) of the Credit Agreement shall be amended by adding the following proviso in its entirety at the end of the first sentence set forth therein:
“; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Program Agent and such Direct Lender within five (5) Business Days after having received notice thereof.”
     The parties hereto agree that, effective as of the date hereof, Section 9.06(d) of the Credit Agreement shall be amended by adding the following proviso in its entirety at the end of the first sentence set forth therein:
“; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Program Agent within five (5) Business Days after having received notice thereof”
Agreement of Amendment No. 3
Invesco Van Kampen Senior Loan Fund

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     The parties hereto agree that, effective as of the date hereof, Section 9.14(a) of the Credit Agreement shall be amended by replacing the words “non-exclusive general jurisdiction of the courts of the State of New York” set forth therein in their entirety with the words “exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan in the City of New York”.
     The Borrower represents and warrants to the Program Agent, the Conduit Lender, the Secondary Lender and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 3, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.
     All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.
     This Agreement of Amendment No. 3 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
     THIS AGREEMENT OF AMENDMENT NO. 3 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Follows]
Agreement of Amendment No. 3
Invesco Van Kampen Senior Loan Fund

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     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		CITIBANK, N.A.,
as Program Agent		as Secondary Lender

By:	/s/ Todd D. Fritchman Name: Todd D. Fritchman	By:	/s/ Todd D. Fritchman Name: Todd D. Fritchman
	Title: Vice President		Title: Vice President

CIESCO, LLC		STATE STREET BANK AND
as Conduit Lender		TRUST COMPANY,
as Direct Lender
By:	Citibank, N.A., as
Attorney-in-Fact

By:	/s/ Todd D. Fritchman	By:	/s/ Janet B. Nolin

	Name: Todd D. Fritchman		Name: Janet B. Nolin
	Title: Vice President		Title: Vice President

INVESCO VAN KAMPEN
SENIOR LOAN FUND,
as Borrower

By:	/s/ John M. Zerr

Name: John M. Zerr
Title: Senior Vice President
Agreement of Amendment No. 3
Invesco Van Kampen Senior Loan Fund

EXHIBIT A
TO
AGREEMENT OF AMENDMENT NO. 3
NOTICE INFORMATION

If to the Conduit Lender:	CRC Funding, LLC
750 Washington Boulevard
Stamford, CT 06901
Attention: Robert Kohl
Telephone No. (203) 975-6383
Facsimile No. (914) 274-9038
Email: robert.kohl@citi.com

With a copy to:	Citibank, N.A.
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Junette Earl
Telephone No.: (212) 723-3704
Facsimile No.: (646) 843-3661
Email: junette.m.earl@citi.com

If to the Program Agent:	Citibank, N.A.
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Junette Earl
Telephone No.: (212) 723-3704
Facsimile No.: (646) 291-3661
Email: junette.m.earl@citi.com

With a copy to:	Citibank, N.A.
750 Washington Boulevard
Stamford, CT 06901
Attention: Robert Kohl
Telephone No. (203) 975-6383
Facsimile No. (914) 274-9038
Email: robert.kohl@citi.com

If to Citibank:	Citibank, N.A.
390 Greenwich Street, 1st Floor
New York, New York 10013
Attention: Junette Earl
Telephone No.: (212) 723-3704
Facsimile No.: (646) 843-3661
Email: junette.m.earl@citi.com
Agreement of Amendment No. 3
Invesco Van Kampen Senior Loan Fund

With a copy to:	Citibank, N.A. 750 Washington Boulevard Stamford, CT 06901 Attention: Robert Kohl Telephone No. (203) 975-6383 Facsimile No. (914) 274-9038 Email: robert.kohl@citi.com

If to the Direct Lender:	State Street Bank and Trust Company 100 Huntington Avenue Copley Place Tower 1, Floor 4 Boston, MA 02116 Attention: Karen Gallagher Telephone No.: (617) 662-8626 Facsimile No.: (617) 988-9535
Agreement of Amendment No. 3
Invesco Van Kampen Senior Loan Fund